Exhibit 99.1

news release

SYKES Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL USA 33602

1. 800 . TO . SYKES

http://www.sykes.com

EMEA Operations:

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

FOR IMMEDIATE RELEASE	NOVEMBER 6, 2017

SYKES ENTERPRISES, INCORPORATED REPORTS

THIRD QUARTER 2017 FINANCIAL RESULTS

--Above-expectations third quarter 2017 financial results driven by better operational performance and lower expenses

--Growth across vertical mix more-than-offsets demand softness in the largest vertical

--Remediating operational inefficiencies in the U.S. remains a work-in-progress

--Strategic investment in XSELL Technologies to leverage its artificial intelligence platform to optimize agent sales throughput

--Raising 2017 business outlook

TAMPA, FL – November 6, 2017 - Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global business process outsourcing (“BPO”) leader in providing comprehensive inbound customer engagement services to Global 2000 companies, announced today its financial results for the third-quarter ended September 30, 2017.

Third Quarter 2017 Financial Highlights

•

Third quarter 2017 revenues of $407.3 million increased $21.6 million, or 5.6%, from $385.7 million in the comparable quarter last year, with the increase driven by demand growth stemming from new client wins as well as existing and new program expansion across the financial services, technology, transportation and leisure, and other verticals, more than offsetting the impact of lower demand from the communications and healthcare verticals

•

Non-GAAP third quarter 2017 revenues (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 12 for reconciliation) increased 5.2% comparably, with the increase in demand driven by aforementioned factors. Non-GAAP revenues exclude the impact of foreign exchange rate movements in the third quarter of 2017 versus the year-ago period

•

Third quarter 2017 operating margin decreased to 6.4% from 7.7% for the comparable period last year. Third quarter 2017 operating margin includes an impairment charge of $0.7 million, or 20 basis points, related to facility rationalization, while third quarter 2016 operating margin reflects approximately 70 basis points of favorable adjustment related to contingent consideration associated largely with the acquisition of Qelp. The contingent consideration was designed to foster speedier strategic alignment between the two companies to jointly market their differentiated value proposition and capture opportunities emerging in the marketplace. The decline in operating margin on a comparable basis was due to sub-optimized revenues from the acquired customer engagement assets of a Global 2000 Telecommunications Services provider in the second quarter of 2017, and on-going operational inefficiencies around recruitment and retention

•	On a non-GAAP basis (see Exhibit 6 for reconciliation), third quarter 2017 operating margin was 8.2% versus 8.5% in the same period last year due to aforementioned factors

•	Third quarter 2017 diluted earnings per share were $0.52 versus $0.50 in the comparable quarter last year, with the delta due principally to a lower tax rate on a comparable basis

•

On a non-GAAP basis, third quarter 2017 diluted earnings per share were $0.62 versus $0.55 in the same period last year (see Exhibit 6 for reconciliation). Third quarter 2017 diluted earnings per share were higher relative to the Company’s August 2017 business outlook range of $0.42 to $0.45, driven largely by operations and lower expenses, coupled with a lower than projected tax rate

•

Consolidated capacity utilization rate decreased to 71% in the third quarter of 2017 from 75% in the same period last year, driven by capacity additions related to projected client demand in EMEA and offshore geographies within the Americas, coupled with previously discussed operational inefficiencies. As a result of lower demand (as discussed in the business outlook) in certain client programs and the acquisition of the customer engagement assets of a Global 2000 telecommunications services provider in the second quarter of 2017, the Company continues to review its overall capacity footprint in the U.S.

Americas Region

Revenues from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), increased 4.7% to $341.3 million, or 83.8% of total revenues, for the third quarter of 2017 compared to $326.0 million, or 84.5% of total revenues, in the same prior-year period. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), the Americas revenues increased 4.7% comparably, with the increased demand driven by new client wins as well as existing and new program expansion across the financial services, technology, transportation and leisure, and other verticals, more than offsetting the impact of lower demand from the communications and healthcare verticals.

Sequentially, revenues generated from the Americas region increased 8.4% to $341.3 from $314.9 million, or 83.9% of total revenues, in the second quarter of 2017. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), the Americas revenue for the third quarter of 2017 increased 7.6% over the second quarter, driven by the greater number of workdays in the third quarter versus the second quarter, some demand seasonality with certain clients and higher demand.

The Americas income from operations for the third quarter of 2017 decreased 2.8% to $35.9 million, with an operating margin of 10.5% versus 11.3% in the comparable quarter last year. The third quarter 2017 Americas’ operating margin reflects a $0.7 million, or 20 basis points, impact from an impairment charge related to facility rationalization. On a non-GAAP basis, the Americas operating margin was 12.4% versus 13.0% in the comparable quarter last year, with the decrease due partially to sub-optimized revenues from the acquired customer engagement assets and previously-discussed operational inefficiencies, more than offsetting the margin contribution from higher demand (see Exhibit 7 for reconciliation).

Sequentially, the Americas income from operations for the third quarter of 2017 increased 37.6% to $35.9 million, with an operating margin of 10.5% versus 8.3% in the second quarter of 2017, with the second quarter 2017 impacted by a $4.2 million, or 130 basis points of Americas revenues, impairment charge related to capacity rationalization in the U.S. On a non-GAAP basis, the Americas operating margin was 12.4% versus 11.3% in the second quarter of 2017, with the delta due to greater number of workdays in the third quarter versus the second quarter, demand seasonality associated with certain clients and higher demand (see Exhibit 7 for reconciliation).

EMEA Region

Revenues from the Company’s Europe, Middle East and Africa (EMEA) region increased 10.5% to $66.0 million, representing 16.2% of total revenues, for the third quarter of 2017, compared to $59.7 million, or 15.5% of total revenues, in the same prior year period. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), EMEA revenues increased 7.7% on a comparable basis driven by new client wins as well as existing and new program expansion principally within the technology and communications verticals.

Sequentially, revenues from the Company’s EMEA region increased 8.9% to $66.0 million, or 16.2% of SYKES’ total revenues, versus $60.5 million, or 16.1% of SYKES’ total revenues, in the second quarter of 2017. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), EMEA revenues increased 2.5% sequentially, driven by a greater number of workdays and some demand seasonality associated with certain clients.

The EMEA region’s income from operations for the third quarter of 2017 decreased 38.8% to $4.5 million, with an operating margin of 6.9% versus 12.4% in the comparable quarter last year. The year-ago comparable period included 440 basis points of contingent consideration related to the acquisition of Qelp. On a non-GAAP basis, the operating margin decreased to 6.3% from 8.6% in the year-ago period due to costs related to capacity additions and the launching of a new delivery geography such as Cyprus, coupled with an expansion of the at-home agent solution internationally (see Exhibit 7 for reconciliation).

Sequentially, the EMEA region’s income from operations for the third quarter of 2017 increased 109.1% to $4.5 million, with an operating margin of 6.9% versus 3.6% in the second quarter of 2017. On a non-GAAP basis, the EMEA operating margin was 6.3% versus 4.5% in the second quarter of 2017 driven by a greater number of workdays in the third quarter versus the second quarter as well as some demand seasonality associated with certain clients (see Exhibit 7 for reconciliation).

Other

Other loss from operations, which includes primarily corporate as well as some other costs, decreased to $14.2 million, or 3.5% of revenues in the third quarter of 2017, compared to $14.7 million, or 3.8% of revenues in the prior year period. On a non-GAAP basis, Other loss from operations decreased to 3.2% of revenues from 3.8% in the year-ago period due to lower performance-based compensation (see Exhibit 7 for reconciliation).

Sequentially, Other loss from operations decreased to $14.2 million, or 3.5% of revenues, from $17.0 million, or 4.5% of revenues, in the second quarter of 2017, with the sequential decrease related principally to lower performance-based compensation. On a non-GAAP basis, Other loss from operations decreased to 3.2% of revenues in the third quarter of 2017 from 4.4% in the second quarter of 2017 due to the above-stated factor (see Exhibit 7 for reconciliation).

Other Income (Expense) and Taxes

Total other income (expense), net for the third quarter of 2017 was $(1.8) million compared to $(0.5) million for the same period in the prior year, with the increase due to higher interest rates on a comparable basis and foreign currency transaction losses in the third quarter of 2017. These losses result primarily from exchange rate fluctuations in U.S. dollar denominated assets and liabilities held by the Company’s foreign subsidiaries.

The Company recorded an effective tax rate of 11.2% for the third quarter of 2017 versus 27.2% in the same period last year and below the estimated 14.0% provided in the Company’s August 2017 business outlook. The rate differential compared to the same period last year and relative to the business outlook was due to a combination of discrete tax benefits totaling $1.6 million, including a previously unrecognized tax benefit arising from a favorable tax audit settlement and an increase in tax credits, coupled with the release of a valuation allowance and a shift in the geographic mix of earnings to lower tax rate jurisdictions.

On a non-GAAP basis, the third quarter 2017 effective tax rate was 16.8% compared to 29.2% in the same period last year and below the estimated 21.0% provided in the Company’s August 2017 business outlook (see Exhibit 11 for reconciliation) due to the above-mentioned factors.

Liquidity and Capital Resources

The Company’s balance sheet at September 30, 2017 remained strong with cash and cash equivalents of $328.2 million, of which approximately 90.0%, or $295.5 million, was held in international operations and is deemed to be indefinitely reinvested offshore. In the third quarter 2017, net cash provided by operating activities increased 21.0% to $46.8 million from $38.7 million in the same period last year, with the reduction driven mostly by working capital swing factors. At September 30, 2017, the Company had $267.0 million in borrowings outstanding, with $173.0 million available under its $440.0 million credit facility.

XSELL Technologies Investment

The Company made a strategic investment in XSELL Technologies Inc. (“XSELL”) in the third quarter of 2017. XSELL optimizes the sales performance capabilities of agents across the entire salesforce by leveraging machine learning and artificial intelligence algorithms. The investment is $10 million for one-third of XSELL’s preferred equity. The strategic rationale for the investment was both to strengthen and differentiate the core businesses of SYKES and Clearlink. This investment builds on the organic, in-organic and partnership initiatives the Company has undertaken around artificial intelligence and machine learning, the objective of which is to drive revenue for our clients, improve the experience of our clients’ end customers and enhance brand loyalty, reduce the cost of customer care and leverage analytics and machine learning to source the best agents and improve their performance.

Business Outlook

The assumptions driving the business outlook for the fourth quarter and full-year 2017 are as follows:

--The Company is raising its full-year 2017 revenue and diluted earnings per share outlook, reflecting the above-expectations operating results in the third quarter of 2017. Meanwhile, the Company continues to work various action plans to address the operational inefficiencies around staffing, attrition and capacity utilization and believes the drag from them on its underlying operating results is starting to moderate;

--The Company’s revenues and earnings per share assumptions for the fourth quarter and full year 2017 are based on foreign exchange rates as of October 2017. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a further impact, positive or negative, on revenues and both GAAP and non-GAAP earnings per share relative to the business outlook for the fourth quarter and full-year as discussed above;

--The Company anticipates total other interest income (expense), net of approximately $(1.8) million for the fourth quarter and $(5.3) million for the full year 2017. The full year 2017 amount includes the accretion of the contingent consideration of approximately $0.1 million associated with Clearlink. The amounts in the other interest income (expense), however, exclude the potential impact of any future foreign exchange gains or losses; and

--The Company expects a slight reduction in its full-year 2017 effective tax rate relative to the outlook provided previously on August 8, 2017, with the decline due to various discrete items, including settlement of uncertain tax positions and an increase in tax credits, coupled with a release of a valuation allowance and a shift in the geographic mix of earnings to lower tax rate jurisdictions.

Considering the above factors, the Company anticipates the following financial results for the three months ending December 31, 2017:

•	Revenues in the range of $407.0 million to $412.0 million
•	Effective tax rate of approximately 29.0%; **on a non-GAAP basis, an effective tax rate of approximately 31.0%
•	Fully diluted share count of approximately 42.2 million
•	Diluted earnings per share of approximately $0.30 to $0.32
•	**Non-GAAP diluted earnings per share in the range of $0.39 to $0.41
•	Capital expenditures in the range of $14.0 million to $17.0 million

For the twelve months ending December 31, 2017, the Company anticipates the following financial results:

•	Revenues in the range of $1,574.0 million to $1,579.0 million
•	Effective tax rate of approximately 20.0%; **on a non-GAAP basis, an effective tax rate of approximately 25.0%
•	Fully diluted share count of approximately 42.1 million
•	Diluted earnings per share of approximately $1.46 to $1.49
•	**Non-GAAP diluted earnings per share in the range of $1.91 to $1.94
•	Capital expenditures in the range of $62.0 million to $65.0 million

**See exhibits 10 & 11 for fourth quarter and full-year 2017 non-GAAP diluted earnings per share and tax rate reconciliations.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, November 7, 2017, at 10:00 a.m. Eastern Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

Non-GAAP Financial Measures

Non-GAAP indicators of performance are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. The Company, however, uses non-GAAP measures as a way to assist readers in further understanding the Company’s results. The Company believes these non-GAAP financial measures are important indicators of performance as they are intrinsic to how management evaluates and rewards performance from its underlying operations. Constant currency organic revenue growth, which is a non-GAAP measure, for instance, facilitates comparability between time periods as this presentation allows the Company to isolate the effect of acquisition-related revenues and exchange rate differences by assuming a constant exchange rate between periods for translation. Similarly, amortization of intangible assets and depreciation of the step up in value of purchased tangible assets are excluded for purposes of calculating the non-GAAP financial measures – including but not limited to non-GAAP operating margins, non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP income from operations – because the Company does not acquire businesses on a predictable cycle and the exclusion facilitates a more meaningful evaluation of current operating performance and comparison to operating performance in other periods as well as performance relative to its peers who are not acquisitive or as acquisitive. The Company also excludes the impact or any corresponding reversals of material restructurings approved by the appropriate level of management, gain or loss on sale of facilities, release of cumulative translation adjustment (CTA), lease obligations and facility exit costs, severance and related costs, non-cash impairment charges, merger and integration costs associated with an acquisition and accretion of interest on contingent consideration of an acquisition from non-GAAP Income (loss) from operations and non-GAAP net income because the amounts are not reflective of ongoing operating results and do not contribute to a meaningful evaluation of current operating performance or comparison to operating performance in other periods. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

Sykes Enterprises, Incorporated (“SYKES” or “the Company”) is a global business process outsourcing (“BPO”) leader in providing comprehensive inbound customer engagement solutions and services to Global 2000 companies primarily in the communications, financial services, healthcare, technology, transportation and leisure, retail and other industries. The Company’s differentiated end-to-end solutions and service platform effectively engages consumers at every touch point in their customer lifecycle, starting from digital marketing and acquisition to customer support, technical support, up-sell/cross-sell and retention. SYKES serves its clients through two geographic operating regions: the Americas (United States, Canada, Latin America, Australia and the Asia Pacific Rim) and EMEA (Europe, the Middle East and Africa). Its Americas and EMEA regions primarily provide customer engagement services (with an emphasis on inbound technical support, digital marketing and demand generation, and customer service), which includes customer assistance, healthcare and roadside assistance, technical support, and product and service sales to our clients’ customers. These services are delivered through multiple communication channels including phone, e-mail, social media, text messaging, chat and digital self-service. It also provides various enterprise support services in the United States that include services for our clients’ internal support operations, from technical staffing services to outsourced corporate help desk services. In Europe, it also provides fulfillment services, which include order processing, payment processing, inventory control, product delivery and product returns handling. SYKES’ complete service offering helps its clients acquire, retain and increase the lifetime value of their customer relationships. The Company developed an extensive global reach with customer engagement centers across six continents, including North America, South America, Europe, Asia, Australia and Africa. It delivers cost-effective solutions that enhance the customer service experience, promote stronger brand loyalty, and bring about high levels of performance and profitability. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, ability of maintaining margins offshore (iii) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (iv) currency fluctuations, (v) the timing of significant orders for SYKES’ products and services, (vi) loss or addition of significant clients, (vii) the early termination of contracts by clients, (viii) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (ix) construction delays of new or expansion of existing customer support centers, (x) difficulties or delays in implementing SYKES’ bundled service offerings, (xi) failure to achieve sales, marketing and other objectives, (xii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiii) changes in applicable accounting principles or interpretations of such principles, (xiv) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (xv) rapid technological change, (xvi) political and country-specific risks inherent in conducting business abroad, (xvii) SYKES’ ability to attract and retain key management personnel, (xviii) SYKES’ ability to further penetrate into vertically integrated markets, (xix) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xx) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxi) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxii)

SYKES’ dependence on trends toward outsourcing, (xxiii) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxiv) the existence of substantial competition, (xxv) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvi) risks related to the integration of the businesses of SYKES, Qelp and Clearlink and (xxvii) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months Ended
	September 30,	September 30,	June 30,
	2017	2016	2017
Revenues	$407,309	$385,743	$375,438
Direct salaries and related costs	(267,516)	(249,859)	(248,643)
General and administrative	(93,364)	(87,955)	(92,246)
Depreciation, net	(14,227)	(13,004)	(13,820)
Amortization of intangibles	(5,293)	(5,254)	(5,250)
Impairment of long-lived assets	(680)	-	(4,189)

Income from operations	26,229	29,671	11,290
Total other income (expense), net	(1,788)	(462)	(890)

Income before income taxes	24,441	29,209	10,400
Income taxes	(2,746)	(7,939)	(1,555)

Net income	$21,695	$21,270	$8,845

Net income per common share:
Basic	$0.52	$0.51	$0.21

Diluted	$0.52	$0.50	$0.21

Weighted average common shares outstanding:
Basic	41,879	41,938	41,854
Diluted	42,033	42,224	41,934

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 2

	Nine Months Ended
	September 30,	September 30,
	2017	2016
Revenues	$1,166,761	$1,070,891
Direct salaries and related costs	(763,324)	(694,856)
General and administrative	(277,664)	(262,800)
Depreciation, net	(41,395)	(35,748)
Amortization of intangibles	(15,774)	(14,144)
Impairment of long-lived assets	(5,071)	-

Income from operations	63,533	63,343
Total other income (expense), net	(3,370)	(937)

Income before income taxes	60,163	62,406
Income taxes	(10,911)	(18,044)

Net income	$49,252	$44,362

Net income per common share:
Basic	$1.18	$1.06

Diluted	$1.17	$1.05

Weighted average common shares outstanding:
Basic	41,800	41,873
Diluted	42,006	42,233

Sykes Enterprises, Incorporated

Segment Results

(in thousands, except per share data)

(Unaudited)

Exhibit 3

	Three Months Ended
	September 30,	September 30,	June 30,
	2017	2016	2017
Revenues:
Americas	$341,334	$326,013	$314,871
EMEA	65,957	59,711	60,540
Other	18	19	27

Total	$407,309	$385,743	$375,438

Operating Income:
Americas	$35,896	$36,946	$26,089
EMEA	4,523	7,391	2,163
Other	(14,190)	(14,666)	(16,962)

Income from operations	26,229	29,671	11,290

Total other income (expense), net	(1,788)	(462)	(890)
Income taxes	(2,746)	(7,939)	(1,555)

Net income	$21,695	$21,270	$8,845

	Nine Months Ended
	September 30,	September 30,
	2017	2016
Revenues:
Americas	$977,136	$893,300
EMEA	189,564	177,488
Other	61	103

Total	$1,166,761	$1,070,891

Operating Income:
Americas	$99,918	$100,658
EMEA	12,266	13,697
Other	(48,651)	(51,012)

Income from operations	63,533	63,343

Total other income (expense), net	(3,370)	(937)
Income taxes	(10,911)	(18,044)

Net income	$49,252	$44,362

Sykes Enterprises, Incorporated

Consolidated Balance Sheets

(in thousands, except seat data)

(Unaudited)

Exhibit 4

	September 30,	December 31,
	2017	2016
Assets:
Current assets	$708,584	$623,236
Property and equipment, net	159,959	156,214
Goodwill & intangibles, net	414,571	418,459
Other noncurrent assets	29,566	38,494

Total assets	$1,312,680	$1,236,403

Liabilities & Shareholders’ Equity:
Current liabilities	$215,444	$202,857
Noncurrent liabilities	294,783	309,024
Shareholders’ equity	802,453	724,522

Total liabilities and shareholders’ equity	$1,312,680	$1,236,403

Sykes Enterprises, Incorporated

Supplementary Data

	Q3 2017	Q3 2016
Geographic Mix (% of Total Revenues):
Americas (1)	84%	85%
Europe, Middle East & Africa (EMEA)	16%	15%
Other	0%	0%

Total	100%	100%

(1) Includes the United States, Canada, Latin America, South Asia and the Asia Pacific (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q3 2017	Q3 2016
Vertical Industry Mix (% of Total Revenues):
Communications	33%	39%
Financial Services	29%	22%
Technology / Consumer	17%	17%
Transportation & Leisure	7%	7%
Healthcare	3%	4%
Other	11%	11%

Total	100%	100%

	Seat Capacity (2)
	Q3 2017	Q3 2016	Q2 2017
Americas	45,200	40,900	44,400
EMEA	7,200	6,500	7,000

Total	52,400	47,400	51,400

	Capacity Utilization
	Q3 2017	Q3 2016	Q2 2017
Americas	70%	75%	71%
EMEA	80%	78%	80%

Total	71%	75%	72%

(2) The seat capacity and capacity utilization data are related to the Company’s brick-and-mortar call centers. At the end of the second quarter 2017, the Company had approximately 2,900 agent FTEs working virtually from home. There are no seats associated with Qelp.

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands)

(Unaudited)

Exhibit 5

	Three Months Ended
	September 30,	September 30,
	2017	2016
Cash Flow From Operating Activities:
Net income	$21,695	$21,270
Depreciation	14,355	13,149
Amortization of intangibles	5,293	5,254
Amortization of deferred grants	(176)	(215)
Changes in assets and liabilities and other	5,638	(767)

Net cash provided by operating activities	$46,805	$38,691

Capital expenditures	$12,571	$24,939
Cash paid during period for interest	$1,786	$1,183
Cash paid during period for income taxes	$4,137	$2,821

	Nine Months Ended
	September 30,	September 30,
	2017	2016
Cash Flow From Operating Activities:
Net income	$49,252	$44,362
Depreciation	41,778	36,208
Amortization of intangibles	15,774	14,144
Amortization of deferred grants	(550)	(659)
Changes in assets and liabilities and other	12,120	11,314

Net cash provided by operating activities	$118,374	$105,369

Capital expenditures	$48,430	$59,348
Cash paid during period for interest	$4,852	$2,680
Cash paid during period for income taxes	$21,169	$14,050

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 6

	Three Months Ended
	September 30,	September 30,	June 30,
	2017	2016	2017
GAAP income from operations	$26,229	$29,671	$11,290
Adjustments:
Acquisition-related severance	-	162	-
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	5,897	5,862	5,839
Merger & integration costs	270	39	388
(Gain) loss on contingent consideration	96	(2,798)	(268)
Other	987	-	4,411

Non-GAAP income from operations	$33,479	$32,936	$21,660

	Three Months Ended
	September 30,	September 30,	June 30,
	2017	2016	2017
GAAP net income	$21,695	$21,270	$8,845
Adjustments:
Acquisition-related severance	-	162	-
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	5,897	5,862	5,839
Merger & integration costs	270	39	388
(Gain) loss on contingent consideration	96	(2,798)	(268)
Other	763	207	4,445
Tax effect of the adjustments	(2,548)	(1,594)	(3,849)

Non-GAAP net income	$26,173	$23,148	$15,400

	Three Months Ended
	September 30,	September 30,	June 30,
	2017	2016	2017
GAAP net income, per diluted share	$0.52	$0.50	$0.21
Adjustments:
Acquisition-related severance	-	-	-
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.14	0.14	0.14
Merger & integration costs	-	-	0.01
(Gain) loss on contingent consideration	-	(0.07)	(0.01)
Other	0.02	-	0.11
Tax effect of the adjustments	(0.06)	(0.02)	(0.09)

Non-GAAP net income, per diluted share	$0.62	$0.55	$0.37

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 7

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016	2017	2016
GAAP income (loss) from operations	$35,896	$36,946	$4,523	$7,391	$(14,190)	$(14,666)
Adjustments:
Acquisition-related severance	-	162	-	-	-	-
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	5,592	5,509	305	353	-	-
Merger & integration costs	144	-	-	-	126	39
(Gain) loss on contingent consideration	96	(208)	-	(2,590)	-	-
Other	680	-	(654)	-	961	-

Non-GAAP income (loss) from operations	$42,408	$42,409	$4,174	$5,154	$(13,103)	$(14,627)

	Americas		EMEA		Other (1)
	Three Months Ended		Three Months Ended		Three Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	June 30,
	2017	2017	2017	2017	2017	2017
GAAP income (loss) from operations	$35,896	$26,089	$4,523	$2,163	$(14,190)	$(16,962)
Adjustments:
Acquisition-related severance	-	-	-	-	-	-
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	5,592	5,492	305	347	-	-
Merger & integration costs	144	-	-	-	126	388
(Gain) loss on contingent consideration	96	(268)	-	-	-	-
Other	680	4,189	(654)	222	961	-

Non-GAAP income (loss) from operations	$42,408	$35,502	$4,174	$2,732	$(13,103)	$(16,574)

(1) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 8

	Nine Months Ended
	September 30,	September 30,
	2017	2016
GAAP income from operations	$63,533	$63,343
Adjustments:
Acquisition-related severance	-	162
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	17,566	15,454
Merger & integration costs	658	4,444
(Gain) loss on contingent consideration	(605)	(2,798)
Other	5,815	-

Non-GAAP income from operations	$86,967	$80,605

	Nine Months Ended
	September 30,	September 30,
	2017	2016
GAAP net income	$49,252	$44,362
Adjustments:
Acquisition-related severance	-	162
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	17,566	15,454
Merger & integration costs	658	4,444
(Gain) loss on contingent consideration	(605)	(2,798)
Other	5,658	719
Tax effect of the adjustments	(8,494)	(6,794)

Non-GAAP net income	$64,035	$55,549

	Nine Months Ended
	September 30,	September 30,
	2017	2016
GAAP net income, per diluted share	$1.17	$1.05
Adjustments:
Acquisition-related severance	-	-
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.42	0.37
Merger & integration costs	0.02	0.11
(Gain) loss on contingent consideration	(0.01)	(0.07)
Other	0.13	0.02
Tax effect of the adjustments	(0.20)	(0.18)

Non-GAAP net income, per diluted share	$1.53	$1.30

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 9

	Americas		EMEA		Other (1)
	Nine Months Ended		Nine Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016	2017	2016
GAAP income (loss) from operations	$99,918	$100,658	$12,266	$13,697	$(48,651)	$(51,012)
Adjustments:
Acquisition-related severance	-	162	-	-	-	-
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	16,577	14,399	989	1,055	-	-
Merger & integration costs	144	29	-	-	514	4,415
(Gain) loss on contingent consideration	(605)	(208)	-	(2,590)	-	-
Other	5,071	-	(217)	-	961	-

Non-GAAP income (loss) from operations	$121,105	$115,040	$13,038	$12,162	$(47,176)	$(46,597)

(1) Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 10

Business Outlook
Fourth Quarter
2017
GAAP net income, per diluted share	$0.30 - $0.32
Adjustments:
Acquisition-related severance	-
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.14
Merger & integration costs	-
(Gain) loss on contingent consideration	-
Other	-
Tax effect of the adjustments	(0.05)

Non-GAAP net income, per diluted share	$0.39 - $0.41

Business Outlook
Full Year
2017
GAAP net income, per diluted share	$1.46 - $1.49
Adjustments:
Acquisition-related severance	-
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.56
Merger & integration costs	0.02
(Gain) loss on contingent consideration	(0.01)
Other	0.14
Tax effect of the adjustments	(0.26)

Non-GAAP net income, per diluted share	$1.91 - $1.94

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 11

	Three Months Ended
	September 30,	September 30,
	2017	2016
GAAP tax rate	11%	27%
Adjustments:
Acquisition-related severance	0%	0%
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	5%	2%
Merger & integration costs	0%	0%
(Gain) loss on contingent consideration	0%	0%
Other	1%	0%

Non-GAAP tax rate	17%	29%

	Three Months Ended	Year Ended
	December 31,	December 31,
	2017	2017
GAAP tax rate	29%	20%
Adjustments:
Acquisition-related severance	0%	0%
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	2%	4%
Merger & integration costs	0%	0%
(Gain) loss on contingent consideration	0%	0%
Other	0%	1%

Non-GAAP tax rate	31%	25%

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information By Segment

(in thousands)

(Unaudited)

Exhibit 12

	Three Months Ended September 30, 2017 vs. September 30, 2016 (2)
	Americas	EMEA	Other (3)	Consolidated
GAAP revenue growth	4.7%	10.5%	-5.3%	5.6%
Adjustments:
Foreign currency impact (1)	0.0%	-2.8%	0.0%	-0.4%

Non-GAAP constant currency organic revenue growth	4.7%	7.7%	-5.3%	5.2%

	Three Months Ended September 30, 2017 vs. June 30, 2017 (2)
	Americas	EMEA	Other (3)
GAAP revenue growth	8.4%	8.9%	-33.3%
Adjustments:
Foreign currency impact (1)	-0.8%	-6.4%	0.0%

Non-GAAP constant currency organic revenue growth	7.6%	2.5%	-33.3%

(1) Foreign exchange fluctuations are calculated on a constant currency basis by translating the current period reported amounts using the prior period foreign exchange rate for each underlying currency.

(2) Represents the period-over-period growth rate.

(3) Other includes corporate and other costs.